SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 29, 2004

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)

555 Brooksbank Avenue

North Vancouver, British Columbia V7J 3S5
And
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Address of principal executive offices)

(604) 983-5555

(Registrant’s telephone number, including area code)

                         NO CHANGE

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

      On October 4, 2004, Lions Gate Entertainment Corp. (“Lions Gate”) completed the private placement of an aggregate amount of $150 million of subsidiary Lions Gate Entertainment Inc.’s (“U.S. Lions Gate”) 2.9375% Convertible Senior Subordinated Notes Due 2024 (the “Notes”), including $25 million for the exercise of the initial purchasers’ over-allotment option, pursuant to the terms of a Purchase Agreement dated September 29, 2004 by and among Lions Gate, U.S. Lions Gate, SG Cowen & Co., LLC and Thomas Weisel Partners LLC (the “Purchase Agreement”). The Notes are governed by the terms of an Indenture dated October 4, 2004 by and among Lions Gate, U.S. Lions Gate and J.P. Morgan Trust Company, National Association, as Trustee (the “Indenture”). Subject to certain conditions, the Notes will be convertible into common shares of Lions Gate. Payment of principal and interest on the Notes are guaranteed on a senior subordinated basis by Lions Gate. Lions Gate and U.S. Lions Gate also entered into a Registration Rights Agreement dated October 4, 2004 with SG Cowen & Co., LLC and Thomas Weisel Partners LLC (the “Registration Rights Agreement”) pursuant to which Lions Gate and U.S. Lions Gate agreed to register the Notes and the underlying common shares of Lions Gate under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Lions Gate and U.S. Lions Gate amended their credit agreement with JP Morgan Chase Bank (the “Amendment”) effective October 4, 2004 to allow for the offer and sale of the Notes.

      A copy of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Amendment and the Forms of Note and Guaranty are attached hereto as exhibits and are incorporated herein by reference in their entirety.

Item 3.02.     Unregistered Sales of Equity Securities.

      The Notes have not been registered under the Securities Act and were sold by U.S. Lions Gate to SG Cowen & Co., LLC and Thomas Weisel Partners LLC in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. Upon certain conditions (as set forth in the Indenture attached as an exhibit hereto), the Notes are convertible into common shares of Lions Gate at an initial conversion rate of 86.9565 common shares per $1,000 principal amount of Notes.

      The discussion above under Item 1.01 is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

      (c) Exhibits.

4.1	Indenture dated October 4, 2004 by and among Lions Gate Entertainment Corp., Lions Gate Entertainment Inc. and J.P. Morgan Trust Company, National Association, as Trustee

4.2	Form of 2.9375% Convertible Senior Subordinated Notes Due 2024

4.3	Form of Guaranty of 2.9375% Convertible Senior Subordinated Notes Due 2024

4.4	Registration Rights Agreement dated October 4, 2004 between Lions Gate Entertainment Corp., Lions Gate Entertainment Inc., SG Cowen & Co., LLC and Thomas Weisel Partners LLC

10.1	Purchase Agreement dated September 29, 2004 by and among Lions Gate Entertainment Corp., Lions Gate Entertainment Inc., SG Cowen & Co., LLC and Thomas Weisel Partners LLC

10.2	Amendment No. 2 to the Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of September 22, 2004, by and among Lions Gate Entertainment Corp., Lions Gate Entertainment Inc., the Guarantors referred to therein, the Lenders referred to therein, JP Morgan Chase Bank, JP Morgan Chase Bank (Toronto Branch), Fleet National Bank and BNP Paribas, dated as of December 15, 2003

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ JAMES KEEGAN

Name: James Keegan
Title: Chief Financial Officer

Date: October 4, 2004